Exhibit 10.1

STOCK PURCHASE AGREEMENT

AGREEMENT dated May 20, 2016, between GELI Holdings, Inc., a California corporation (hereinafter the "Buyer") and Black Ice Advisors, LLC, a Delaware Limited Liability Company; Rapid Fire Marketing, Inc., a Nevada corporation; and, Brent Fouch (hereinafter collectively, the ("Sellers").
This Agreement sets forth the terms and conditions upon which the Sellers are today selling to the Buyer, and the Buyer is today purchasing from the Sellers, the following securities of Rapid Fire Marketing, Inc.:   1,000,000,000 shares of Common Stock, par value $0.001 per share, which constitutes 85.15% of the total outstanding shares of Common Stock; 1,960,000 shares of Series A1 Preferred Stock, par value $0.001 per share, which constitutes 100% of the total outstanding shares of Series A1 Preferred Stock; and 16,000,000 shares of Series B Preferred Stock, par value $0.001 per share, which constitutes 100% of the total outstanding shares of Series B Preferred Stock (the "Shares") and which also constitutes a majority of the voting power of (1) each class of outstanding common stock and each class or series of preferred stock, and (2) all classes of common stock and preferred stock combined (the "Shares").  In consideration of the delivery of the aforementioned: (1) Shares; and, (2) the recitations set forth above and the representations, warranties, covenants, and terms of this Agreement, the Buyer will pay Sellers and others in a related transaction for the purchase of Mind Solutions, Inc., a Nevada corporation (hereinafter "VOIS"), $100,000.00 as set forth in paragraph 1.05 of Section I of this agreement.
In consideration of the mutual agreement contained herein, the parties hereby agree as follows:

I.   SALES OF THE SHARES.
1.01                  Shares being Sold.   Subject to the terms and conditions of this Agreement, the Sellers are selling, assigning, transferring, conveying and delivering the Shares of Rapid Fire Marketing, Inc. (hereinafter the "Company" or "Rapid Fire Marketing, Inc." to the Buyers at the closing provided for in Section 1.03 hereof (the "Closing"), free and clear of all liens, charges, or encumbrances of whatsoever nature.  The Shares will be issued in the names directed by the Buyer to the Sellers.
1.02                  Consideration.   Sellers will deliver to Buyer 1,000,000,000 shares of Common Stock, par value $0.001 per share, which constitutes 85.15% of the total outstanding shares of Common Stock; 1,960,000 shares of Series A1 Preferred Stock, par value $0.001 per share, which constitutes 100% of the total outstanding shares of Series A1 Preferred Stock; and 16,000,000 shares of Series B Preferred Stock, par value $0.001 per share, which constitutes 100% of the total outstanding shares of Series B Preferred Stock (the "Shares") which also constitutes a majority of the voting power of (1) each class of outstanding common stock and each class or series of preferred stock, and (2) all classes of common stock and preferred stock combined.  The Shares represent a majority of the voting power of each of the five classes of stock: (l) Common; (2) Series Al Convertible Preferred Stock; (3) Series A2 Convertible Preferred Stock; (4) Series B Preferred Stock; and, (5) Series C Preferred Stock.  There are no other classes of stock authorized, issued or outstanding.  In addition to the above, the Shares also represent a majority of the combined voting power of all common and preferred stock.  In consideration of the foregoing and other matters described in paragraph 1.05 of Section I of this agreement, Buyer will pay a total of $100,000 as provided for in paragraph 1.05 of Section I of this Agreement.
1.03                  Closing.   The Closing of the transactions provided for in Section 1.04 and 1.05 is taking place at the office of George Mattia in San Diego, California.

1.04                  Delivery by the Sellers.   At the Closing, the Sellers are delivering to the Buyer or as directed by the Buyer (i) certificates representing the Shares registered in the name of Buyer, and (2) all books, records, documents, bank accounts, and correspondence of Rapid Fire Marketing, Inc., a Nevada corporation not previously delivered to Buyer
1.05            Delivery by the Buyer.   At the Closing the Buyer is delivering to the Sellers the $100,000 payment provided for in Section 1.02 hereof as follows:  $50,000 upon the execution of this agreement and the execution of an agreement to purchase Mind Solutions, Inc.  (VOIS"); $25,000 upon VOIS filing its 2015 10-K with the SEC and OTC Markets (Sellers are responsible for filing the Form 2015 Form 10-K and Buyer is responsible for subsequent filings); and, $25,000 upon the Company filing its Form 10-K for the year ended 2015 with the SEC and OTC Markets.  All expenses regarding the Company will be paid by Buyer and all expenses regarding VOIS's 2015 Form 10-K will be paid by Brent Fouch.

II.   RELATED TRANSACTIONS.
2.01                  Finder.   Sellers and Buyer acknowledge that there are no finders in connection with the transaction contemplated herein.
2.02                  Expenses.   Each party is responsible for paying all expenses incurred by him in connection with this transaction, including but not limited to filing fees, legal fees, accounting fees, escrow agent fees, printing expenses, certificate engraving fees and transfer agent fees unless otherwise provided for in this agreement.
2.03                  No Dissent.   The Sellers do not dissent with respect to the acquisition of Rapid Fire Marketing, Inc., a Nevada corporation, by Buyer.
2.04                  Resignation.   At the Closing, all of the current officers and directors of

Rapid Fire Marketing, Inc. will deliver their resignations.

III.   REPRESENTATIONS AND WARRANTIES BY THE SELLERS.
The Sellers hereby jointly and severally represent and warrant as follows:
3.01                  Organization, Capitalization, etc.
(a)            The Rapid Fire Marketing, Inc., a Nevada corporation is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and is qualified in no other state.

(b)            The authorized capital stock of Rapid Fire Marketing, Inc., a Nevada corporation consists of 20,000,000,000 shares of common stock, par value $0.001 per share, of which 1,174,446,618 Common shares are validly issued and outstanding, fully paid and non-assessable; 25,000,000 shares of Series AI Convertible Preferred Stock, par value $0.001 per share of which 1,960,000 Series AI Convertible Preferred shares are validly issued and outstanding, fully paid and non-assessable; 300 shares of Series A2 Convertible Preferred Stock, par value $0.001 per share of which 240 Series A2 Convertible Preferred shares are validly issued and outstanding, fully paid and non-assessable; 16,000,000 shares of Series B Preferred Stock, par value $0.001 per share of which all 16,000,000 Series B Preferred shares are validly issued and outstanding, fully paid and non- assessable; and, 5,000 shares of Series C Preferred Stock, par value $0.001 per share of which 5,000 Series C Preferred shares are validly issued and outstanding, fully paid and non-assessable.  All of the Shares owned by the Sellers are owned free and clear of any liens, claims, options, charges, or encumbrances of whatsoever nature.  The Sellers have the unqualified right to sell, assign, and deliver the Shares, and, upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.  The Buyer acknowledges that the Shares being acquired from the Sellers are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the "Act").  There are no outstanding options or other agreements of any nature whatsoever relating to the issuance by Rapid Fire Marketing, Inc., a Nevada corporation, of any shares of its capital stock.
(c)            Rapid Fire Marketing, Inc. has the corporate power and authority to carry on its business as presently conducted.
3.02                  No Violation.   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or Bylaws of Rapid Fire Marketing, Inc. a Nevada corporation, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which Rapid Fire Marketing, Inc. or any of the Sellers is a party or by which Rapid Fire Marketing, Inc or any of the Sellers is bound.
3.03                  Financial Statements.   The Sellers will deliver to the Buyer financial statements (audited and/or unaudited as required by SEC regulations) prepared in accordance with Reg. S-X of the Securities Exchange Act of 1934, as amended and in accordance with generally accepted accounting principles through the balance sheet and income statement through March 31, 2016.  KLJ & Associates, LLP will audit the December 31, 2015 financial statements and review the quarterly stub periods as required by Reg. S-X of the Securities Exchange Act of 1934, as amended.  That balance sheet and income statement are true and correct and a fair and accurate presentation of the financial condition and assets, liabilities (whether accrued, absolute, contingent, or otherwise), and income of Rapid Fire Marketing, Inc. as of the date thereof in accordance with generally accepted principals of accounting applied on a consistent basis.  Buyer will be responsible for the cost of the preparation of the forgoing financial statements and audit thereof.
3.04                  Tax Returns.   Rapid Fire Marketing, Inc. has duly filed all tax

reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are not liens upon any of Rapid Fire Marketing, Inc.'s property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against Rapid Fire Marketing, Inc..  Attached hereto as Exhibit 1 are true and current copies of such taxes returns.
3.05                  Title to Properties; Encumbrances.   Rapid Fire Marketing, Inc. has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, including without limitation the properties and assets reflected in the March 31, 2016 balance sheet of Rapid Fire Marketing, Inc.  All such properties and assets reflected in that balance sheet have a fair market or realizable value at least equal to the value thereof as reflected upon the balance sheet, and they are subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance, or charge of whatsoever nature.
3.06                  Accounts Receivable.   All accounts receivable of the Rapid Fire Marketing, Inc., a Nevada corporation, whether reflected in the Rapid Fire Marketing's March 31, 2016 balance sheet or otherwise, represent sales actually made in the ordinary course of business and the reserve for collectability of receivables as reflected in the aforesaid balance sheet is adequate and was calculated in a way consistent with past practice.  There are not now any questions, controversies, or disputes relating to any accounts receivable of Rapid Fire Marketing, Inc.
3.07                  Liabilities.   Except as set forth on the Sellers' Liability Schedule 3.07, there are no outstanding liabilities of Rapid Fire Marketing, Inc., whether absolute, accrued, contingent, or otherwise and whether due or to become due.  Further, the Sellers do not know or have any reasonable ground to know of any basis for the assertion against Rapid Fire Marketing, Inc. of any liability or obligation as of March 31, 2016, of any nature or in any amount not fully reflected or reserved against in the March 31, 2016 balance sheet.  Rapid Fire

Marketing, Inc., a Nevada corporation has liabilities of $1,385,518 as reported in its Form 10-Q for the period ending September 30, 2015.
3.08                  Absence of Certain Changes.   Rapid Fire Marketing, Inc. has not since March 31, 2016:
(a)            Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;
(b)            Incurred any obligation or liability (whether absolute, accrued, contingent, or otherwise) other than in the ordinary course of business and consistent with past practice, but not exceeding $5,000.00;
(c)            Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability (whether absolute, accrued, contingent, or otherwise) other than liabilities shown or reflected in Rapid Fire Marketing, Inc.'s March 31, 2016 balance sheet or liabilities incurred since March 31, 2016, in the ordinary course of business and consistent with past practices;
(d)            Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged, or subjected to any liens or encumbrances;
(e)            Written down the value of any inventory or written-off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs of such items in the ordinary course of business and at a rate no greater than during the fiscal year ended December 31, 2015;
(f)            Cancelled any other debts or claims or waived any rights of substantial value, or sold or transferred any of its assets or properties, tangible or intangible, other than sales of inventory or merchandise made in the ordinary course of business and consistent with past practice;
(g)            Made any capital expenditures or commitments in excess of $5,000.00 for additions to property, plant or equipment;

(h)            Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action;
(i)            Made any material change in any method of accounting or accounting practice.
3.09                  Litigation.   There are no actions, proceedings, or investigations pending or, to the knowledge of the Sellers, threatened against Rapid Fire Marketing, Inc., and neither Rapid Fire Marketing, Inc. nor the Sellers know or have any reason to know of any basis for any such action, proceeding, or investigation.  There is no event or condition of any kind or character pertaining to the business, assets, or prospects of Rapid Fire Marketing, Inc. that may materially and adversely affect such business, assets or prospects.

3.10                  Disclosure.   The Sellers have disclosed to the Buyer all facts material to the assets, prospects, and business of Rapid Fire Marketing, Inc.  No representation or warranty by the Sellers contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyer pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of Rapid Fire Marketing, Inc. with proper information as to Rapid Fire Marketing, Inc. and its affairs.
3.11                  SEC Filings.   Rapid Fire Marketing, Inc. is currently delinquent with its filings with the Securities and Exchange Commission ("SEC").  Within 30 days from the date of this agreement, the Sellers will deliver all information which will allow Buyer to cause Rapid Fire Marketing, Inc. to file all required reports and other instruments necessary to bring the SEC and FINRA filings current.  The expenses, including legal and accounting fees, to bring the reports current will be paid by the Buyer.
3.12                  Legend.   The Certificates representing the Shares delivered pursuant to this Agreement shall bear a legend in the following form:
"The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), as amended, or any other applicable federal or state securities acts; and are 'restricted securities' as defined by Rule 144 of the Act.  The shares may not be transferred, sold or otherwise disposed of unless: (1) a registration statement with respect to the shares shall be effective under the Act or any other federal or state securities acts or an exemption from registration requirements under the Act is effective, and (2) the Company shall have received an opinion of counsel for the Company that no violations of any securities acts will be involved in any transfer," and

3.13                  Holding Period.   If the Shares represented by these Certificates have been held for a period of at least six (6) months and if Rule 144 of the Act is applicable (there being no representations by Rapid Fire Marketing, Inc. or the Sellers that Rule 144 is applicable), then the Buyer may make sales of the Shares only under the terms and conditions prescribed by Rule 144 of the Act.

IV.   REPRESENTATIONSAND WARRANTIES BY THE BUYER.
The Buyer hereby represents and warrants as follows:
4.01                  Organization, etc.   The Buyer is a California corporation located in San Diego, California.

4.02                  Authority.   The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by the Buyer.
4.03                  No Violation.   Neither the execution nor the delivery of this

Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of California law.
4.04                  Representations Regarding the Acquisition of the Shares.
 (a)            The undersigned buyer understands that the SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCIES;
 (b)            The Buyer is not an underwriter and is acquiring the Seller's Shares solely for investment for the account of undisclosed principals and not with a view to, or for, resale in connection with any distribution within the meaning of the federal securities act, state securities acts or any other applicable state securities acts;
 (c)            The Buyer understands the speculative nature and risks of investments associated with Rapid Fire Marketing, Inc. and confirms that the Shares are suitable and consistent with his or her investment program and that his or her financial position enables him or her to bear the risks of this investment; and that there may not be any public market for the Shares subscribed for herein;
 (d)            The Shares subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of Rapid Fire Marketing, Inc. and the prior opinion of counsel for Rapid Fire Marketing, Inc. that such disposition will not violate federal and/or state securities acts.  Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, gibing, and any form of conveying, whether voluntary or not;
 (e)            To the extent that any federal, and/or state securities laws shall require, the Buyer hereby agrees that any Shares acquired pursuant to this

Agreement shall be without preference as to assets;
(f)            The Sellers are under no obligation to register or seek an exemption under any federal and/or state securities acts for any stock of Rapid Fire Marketing, Inc., a Nevada corporation or to cause or permit such stock to be transferred in the absence of any such registration or exemption and that the Buyer herein must hold such stock indefinitely unless such stock is subsequently registered under any federal and/or state securities acts or an exemption from registration is available;
(g)            The Buyer has had the opportunity to ask questions of Rapid Fire Marketing, Inc. and the Sellers and receive additional information from Rapid Fire Marketing, Inc. and the Sellers to the extent that the Rapid Fire Marketing, Inc. and the Sellers possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in Rapid Fire Marketing, Inc.  Further, the Buyer has been given: (1) All material books and records of Rapid Fire Marketing, Inc., a Nevada corporation; (2) all material contracts and documents relating to the proposed transactions; and, (3) an opportunity to question the Sellers and the appropriate executive officers;

V.   SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.
5.01                  Survival of Representations.   All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

5.02                 Indemnification.   The Sellers, jointly and severally, agree to indemnify the Buyer and hold it harmless from an in respect of any assessment, loss, damage, liability, cost, and expense (including without limitation interest, penalties, and reasonable attorneys' fees) in excess of $1,000 in the aggregate, imposed upon or incurred by the Buyer resulting from a breach of any agreement, representation, or warranty of the Sellers.  Assertion by the Buyer of its right to indemnification under this Section 5.02 shall not preclude the assertion by the Buyer of any other rights or the seeking of any other remedies against the Sellers.

VI.   MISCELLANEOUS.
6.01                  Expenses.   All fees and expenses incurred by the Sellers in connection with the transactions contemplated by this Agreement shall be borne by the Sellers and all fees and expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement shall be borne by the Buyer.
6.02                  Further Assurances.   From time to time, at the Buyer's request and without further consideration, the Sellers, at their own expense, will execute and transfer such documents and will take such action as the Buyer may reasonably request in order to effectively consummate the transactions herein contemplated.
6.03                  Parties in Interest.   All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.
6.04                  Prior Agreements; Amendments.   This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.
6.05                  Headings.   The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.
6.06                  Governing Law.   This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Nevada, without regard to its conflict-of-laws rules and venue of any actions brought under this Agreement will be in the state or federal courts of the State of Nevada.
6.07                  Notices.   All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:
If to the Sellers:
Black Ice Advisors, LLC
3525 Del Mar Hts Rd. #802
San Diego, California 92130

If to the Buyer:
GELI Holdings, Inc.
c/o Conrad C. Lysiak
The Law Office of Conrad C. Lysiak
601 West First Avenue
Suite 903
Spokane, Washington 99201
Tel:            509-624-1475
Email: cclysiak@lysiaklaw.com

If to Attorney for Buyer:
Conrad C. Lysiak
The Law Office of Conrad C. Lysiak
601 West First Avenue
Suite 903
Spokane, Washington 99201
Tel:            509-624-1475
Email: cclysiak@lysiaklaw.com

6.08                  Agent.   Each of the Sellers, individually shall have full authority to execute all documents and receive said $100,000.00 on behalf of the other Sellers, individually.  Further, Sellers hereby authorize and direct Brent Fouch to act as their agent in connection with the disbursement of the moneys set forth above and direct the Buyer to issue its check and deliver said funds to the Sellers' agent, Brent Fouch.
6.09                  Effect.   In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.
6.11                  Counterparts.   This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Sellers and the Buyer, on the date first above written.
BUYER:

GELI Holdings, Inc.

By:	SHALAH MATTIA
Shalah Mattia, President

SELLERS:

BRENT FOUCH
Brent Fouch

Black Ice Advisors, LLC

By:	BRENT FOUCH

Operator

Rapid Fire Marketing, Inc.

By:	JAMES CONNELLY
James Connelly, CEO